Execution Copy

LEXINGTON REALTY TRUST

(a Maryland real estate investment trust)

9,500,000  Shares of Beneficial Interest Classified as Common Stock

PURCHASE AGREEMENT

Dated:  March 26, 2010

LEXINGTON REALTY TRUST
(a Maryland real estate investment trust)
                    9,500,000 Shares of Beneficial Interest Classified as Common Stock
(Par Value $0.0001 Per Share)
PURCHASE AGREEMENT

March 26, 2010

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (the “Underwriter,”) with respect to the issue and sale of a total of 9,500,000 shares of beneficial interest of the Company (the “Initial Securities”) classified as common stock, par value $0.0001 per share (the “Common Shares”), and the purchase by the Underwriter of the Initial Securities, and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 1,425,000 additional Common Shares to cover over-allotments, if any.  The Initial Securities to be purchased by the Underwriter and all or any part of the 1,425,000 additional Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

In addition to the Company, each of Lepercq Corporate Income Fund L.P., a Delaware limited partnership, Lepercq Corporate Income Fund II, L.P., a Delaware limited partnership, and Net 3 Acquisition L.P., a Delaware limited partnership (each, an “Operating Partnership” and collectively, the “Operating Partnerships”), also confirms as follows its respective agreements with the Underwriter.

Each of the Company and the Operating Partnerships understands that the Underwriter proposes to make a public offering of the Securities pursuant to the terms of this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-157858) covering the registration of the Securities and certain other securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus and the related prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus and the related prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.”  Such registration statement, at any given time, together with the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time and the Rule 430B Information, are herein called, collectively, the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first furnished (electronically or otherwise) to the Underwriter for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriter, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of execution of this Agreement and any preliminary prospectuses that form a part thereof is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.    Representations and Warranties.

(a)           Representations and Warranties by the Company and the Operating Partnerships.  The Company and each Operating Partnership, jointly and severally, represents and warrants to the Underwriter as of the date hereof, as of the Initial Sale Time (as defined below), as of the Closing Date referred to in Section 2(c) hereof and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(1)           The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement and any post-effective amendments thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, at each deemed effective date of the Registration Statement with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including any prospectus or prospectuses filed as part of the Registration Statement at the time it originally became effective or any amendment thereto), complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Initial Sale Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Initial Sale Time (as defined below), each preliminary prospectus issued at or prior to the Initial Sale Time and the information included on Schedule II hereto, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Initial Sale Time” means 8:00 a.m. (Eastern time) on March 26 , 2010 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “road show” (as defined in Rule 433(h)) that is not required to be filed with the Commission pursuant to Rule 433(d)(8)(i)), as evidenced by its being specified in Schedule I hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Underwriter as described in Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (the “Underwriter’s Information”).  The parties acknowledge and agree that the Underwriter’s Information consists solely of the material included in the first paragraph under the sub-heading “Price Stabilization and Short Positions” on pages S-7 and S-8 in the Underwriting section of the Prospectus.

(2)           The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Date (and, if any Option Securities are purchased, at each Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(3)           At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(4)           The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; there are no legal or governmental proceedings pending or threatened to which the Company, the Operating Partnerships or any Subsidiary (as defined below) is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described; there are no statutes or regulations applicable to the Company, the Operating Partnerships or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, the Operating Partnerships or any Subsidiary of a character required to be disclosed and properly described therein; all agreements between the Company, the Operating Partnerships or any Subsidiary and third parties expressly referenced in the Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company, the Operating Partnerships or the Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and by general equity principles; there are no business relationships or related-party transactions involving the Company, any Operating Partnership or any Subsidiary required to be described in the Registration Statement, Disclosure Package and the Prospectus which have not been so described as required.

(5)           KPMG LLP, who certified the financial statements and supporting schedules of the Company and its subsidiaries and Net Lease Strategic Assets Fund L.P. and its subsidiaries, in each case which are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and Net Lease Strategic Assets Fund L.P. as required by the 1933 Act and the 1933 Act Regulations, the 1934 Act, 1934 Act Regulations and the Public Company Accounting Oversight Board (“PCAOB”).  PricewaterhouseCoopers LLP, who certified the financial statements and supporting schedules of Lex-Win Concord LLC and its subsidiaries, which are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to Lex-Win Concord LLC as required by the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the PCAOB.

(6)           The financial statements of the Company and its subsidiaries, the financial statements of Net Lease Strategic Assets Fund L.P. and its subsidiaries and the financial statements of Lex-Win Concord LLC and its subsidiaries, together with the related schedules and notes thereto (collectively, the “Company Financial Statements”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), which are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries, Net Lease Strategic Assets Fund L.P. and its subsidiaries and Lex-Win Concord LLC and its subsidiaries, in each case at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.  The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein.  There are no financial statements or schedules required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations which are not so included or incorporated.  If applicable, the unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable.  If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.  No pro forma financial information is required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus which is not so included or incorporated.  Any non-GAAP financial measures, as defined under Regulation G of the 1933 Act, included or incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus are permitted for use in documents filed with the Commission and comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.  The ratio of earnings to fixed charges contained in the Registration Statement, the Disclosure Package and the Prospectus has been calculated in accordance with Item 503(d) of Regulation S-K.

(7)           Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, investment portfolio, business affairs or business prospects of the Company, the Operating Partnerships and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Company, the Operating Partnerships or the Subsidiaries, which are material with respect to the Company, the Operating Partnerships and the Subsidiaries, considered as one enterprise, and (C) except as disclosed in the Company’s press releases, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(8)           The Company has been duly organized and is an existing statutory real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (trust and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus.  Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(9)           Schedule III hereto is a true, correct and complete list, as of the date hereof, of all of the subsidiaries of the Company controlled directly or indirectly by the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), including the jurisdiction of incorporation or organization of each such Subsidiary; and each Subsidiary that is a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) is included in Exhibit 21 thereto.

(10)           Each Operating Partnership and each Subsidiary has been duly incorporated or formed, as the case may be, and each is existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus.  Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, each Operating Partnership and each Subsidiary is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. All of the issued and outstanding equity interests of each Operating Partnership and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the equity interests of each Subsidiary owned by the Company or an Operating Partnership, directly or through subsidiaries, are owned free from security interests, liens, claims, encumbrances and defects, except (i) as disclosed in the Disclosure Package and the Prospectus or (ii) where such security interests, liens, claims, encumbrances and defects would not have a Material Adverse Effect.  Immediately prior to the consummation of the transactions contemplated hereby and the application of the net proceeds from the sale of the Securities, the Company owns the sole general partner interest and a majority of the limited partner interests in each Operating Partnership.

(11)           The authorized, issued and outstanding shares of beneficial interest of the Company as of December 31, 2009 are as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in each of the Disclosure Package and the Prospectus.  On the date of this Agreement, 121,996,422 Common Shares are issued and outstanding.  This Agreement and the issuance and sale of the Securities hereunder has been duly authorized by all appropriate action of the Company, all outstanding shares of beneficial interest of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date and each Option Closing Date, if any, such Securities will be, validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Disclosure Package and the Prospectus; the issued and outstanding units of limited partnership interest in the Operating Partnerships (the “OP Units”) have been duly authorized by the Operating Partnerships and validly issued in accordance with the applicable Partnership Agreement; all of the issued and outstanding shares of beneficial interest of the Company and outstanding OP Units have been offered, sold and issued by the Company or the applicable Operating Partnership in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Disclosure Package and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or equity interests in the Operating Partnerships or any security convertible into or exchangeable for shares of beneficial interest of the Company or equity interests in the Operating Partnerships, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial interest of the Company.

(12)           Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Operating Partnerships and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Securities.

(13)           Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnerships and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act other than the registration rights granted to (a) holders of limited partnership interests in the Operating Partnerships, (b) Vornado Realty Trust and (c) holders of the 5.45% Exchangeable Guaranteed Notes due in 2027 originally issued by The Lexington Master Limited Partnership.

(14)           The Securities will be approved for listing on the New York Stock Exchange on or prior to the Closing Date, subject to final notice of issuance.

(15)           No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement including the valid authorization, issuance, sale and delivery of the Securities, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the New York Stock Exchange and state securities laws.

(16)           The execution, delivery and performance of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnerships or the Subsidiaries or any of their properties, or any agreement or instrument to which the Company, the Operating Partnerships or Subsidiary is a party or by which the Company, the Operating Partnerships or any Subsidiary is bound or to which any of the Properties of the Company, the Operating Partnerships or any Subsidiary is subject, or the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company, the Operating Partnerships or any Subsidiary, and the Company, has full power and authority to authorize, issue, sell and deliver the Securities as contemplated by this Agreement.

(17)           This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnerships and constitutes the legal, valid and binding obligation of the Company and the Operating Partnerships enforceable against the Company and the Operating Partnerships in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(18)           Except as described in the Disclosure Package and the Prospectus, the Company, the Operating Partnerships or their Subsidiaries, and the joint ventures in which the Company, the Operating Partnerships or their Subsidiaries has an ownership interest, have good and marketable title to all real properties and all other properties and assets owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects, except where the existence of any lien, encumbrance or defect would not have a Material Adverse Effect; the Company, each Operating Partnership or the Subsidiary has obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties, except where the failure to obtain such owner’s title insurance policy would not have a Material Adverse Effect; except as disclosed in the Disclosure Package and the Prospectus, the Company, the Operating Partnerships and the Subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the invalidity or unenforceability of such leases, individually or collectively, would not have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or part of any Property or any interest therein for other than the fair market value, except where the exercise of such option or right would not have a Material Adverse Effect; neither the Company, the Operating Partnerships nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

(19)           The Company, the Operating Partnerships and the Subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Disclosure Package and the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company, the Operating Partnerships or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(20)           No labor dispute with the employees of the Company, the Operating Partnerships or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(21)           The Company, the Operating Partnerships and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Operating Partnerships or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(22)           Except as (x) otherwise described in the Disclosure Package and the Prospectus and (y) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company, the Operating Partnerships nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Disclosure Package and the Prospectus, to the knowledge of the trustees and officers of the Company, the Properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, “Environmental Laws”), and the Company, the Operating Partnerships and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Disclosure Package and the Prospectus, neither the Company, any Operating Partnership or any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the trustees and officers of the Company, threatened claim, litigation or any administrative agency proceeding that:  alleges a violation of any Environmental Laws by the Company, the Operating Partnerships or any Subsidiary; or that the Company, any Operating Partnership or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company, any Operating Partnership or any Subsidiary is liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws common law principles, or other legal standards.  In the ordinary course of its business, the Company, the Operating Partnerships and the Subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company, the Operating Partnerships and the Subsidiaries.

(23)           Except as described in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Operating Partnership or any Subsidiary or any of their respective Properties that, if determined adversely to the Company, any Operating Partnership or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Operating Partnerships to perform their obligations under this Agreement, or which are otherwise material in the context of the offering, issuance, sale and delivery of the Securities; and no such actions, suits or proceedings are threatened or, to the Company’s or any Operating Partnership’s knowledge, contemplated.

(24)           The Company has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s and each Operating Partnership’s knowledge, neither the Company, any Operating Partnership nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company, the Operating Partnerships or any of the Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Operating Partnerships or any of the Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(25)           Neither the Company, any Operating Partnership nor any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(26)           The Limited Partnership Agreement of each Operating Partnership, including any amendments thereto (each a “Partnership Agreement” and, together, the “Partnership Agreements”), has been duly and validly authorized, executed and delivered by all partners of the Operating Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(27)           The Company, the Operating Partnership and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; neither the Company, the Operating Partnerships nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (A) its respective declaration of trust, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or (B) in the performance or observance of any material obligation, agreement, covenant or condition contained in any material license, indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company, any Operating Partnership or such Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of (B) where such breach, default or event would not have a Material Adverse Effect.

(28)           Each of the Company, the Operating Partnerships and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon, except where failure to so file or pay would not have a Material Adverse Effect; and no tax deficiency has been asserted against the Company, any Operating Partnership or any Subsidiary, nor, to the knowledge of the trustees and officers of the Company, is any tax deficiency likely to be asserted against the Company or any Operating Partnership; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

(29)           Commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), and the Company’s current and proposed method of operations will enable it to continue to meet the requirements for taxation as a REIT under the Code; no transaction or other event has occurred which could reasonably be expected to cause the Company not to be able to qualify as a REIT for its taxable years ending December 31, 2010 or future years.

(30)           To the Company’s knowledge, commencing with its taxable year ended December 31, 2006, Concord Debt Funding Trust (“Concord REIT”) has been organized and operated in conformity with the requirements for qualification as a REIT under the Code; to the Company’s knowledge, Concord REIT’s current and proposed method of operations will enable Concord REIT to continue to meet the requirements for taxation as a REIT under the Code; to the Company’s knowledge, no transaction or other event has occurred which could reasonably be expected to cause Concord REIT not to be able to qualify as a REIT for its taxable years ending December 31, 2010 or future years.

(31)           Each of the Operating Partnerships has been and will continue to be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

(32)           Each of the Company, each Operating Partnership and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Operating Partnerships and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(33)           There are no material outstanding loans or advances or material guarantees of indebtedness by the Company, any Operating Partnership or any Subsidiary to or for the benefit of any of the executive officers or trustees of the Company or any of their family members.

(34)           In connection with the offering of the Securities, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act or the 1933 Act Rules and Regulations; the Company and its affiliates have not distributed and will not distribute, prior to the completion of the Underwriter’s distribution of the Securities, any written offering materials in connection with the offer and sale of the Securities other than (i) the Registration Statement, (ii) the preliminary prospectus dated March 26, 2010, (iii) the Prospectus and (iv) the Issuer General Use Free Writing Prospectuses set forth on Schedule I hereto, if any.

(35)           None of the entities which prepared appraisals of the Properties or Phase I environmental assessment reports with respect to such Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, any Operating Partnership or any Subsidiary, and none of their trustees, trustees, managers, officers or employees is connected with the Company, any Operating Partnership or any Subsidiary as a promoter, selling agent, voting trustee, officer or employee.

(36)           The Company is in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended from time to time (the “Sarbanes-Oxley Act”) that are effective, including Section 404 thereof, and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(37)           The Company is in material compliance with the current listing standards of the New York Stock Exchange and has made all material filings and/or certifications to the New York Stock Exchange on a timely basis.

(38)           The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the 1934 Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the 1934 Act.  The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(39)           The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 which is incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, accurately and fully describes (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”), (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.  The Company’s board of trustees, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company’s legal counsel and independent accountants with regard to such disclosure.

(40)           Since the date of the filing of the Company’s Annual Report 10-K for the year ended December 31, 2009, the Company’s auditors and the audit committee of the board of trustees of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(41)           Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, except as disclosed in the Disclosure Package and the Prospectus, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such controls.

(42)           Neither the Company’s nor any Operating Partnership’s or Subsidiary’s performance of its respective obligations under its joint venture agreements nor the consummation of any transactions contemplated thereby nor the fulfillment of the terms thereof by the Company or any Operating Partnership will conflict with or, result in a breach or violation of (A) the charter, by-laws, partnership agreement, operating agreement, limited liability company certificate or certificate of limited partnership of the Company or any Operating Partnership; (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such Operating Partnership is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Operating Partnership of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Operating Partnership or any of its or their properties or, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Operating Partnership, except in the case of (B) and (C) where such conflict, breach, violation, creation or imposition, as the case may be, wound not have a Material Adverse Effect.

(43)           The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Declaration of Trust and Bylaws of the Company and the requirements of the New York Stock Exchange.

(44)           The Securities will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus.  The Common Shares conforms to all statements relating thereto contained or incorporated by reference in the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(45)           Each of the Company and the Operating Partnerships has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(46)           None of the Company, the Operating Partnerships, any of the Subsidiaries or, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnerships or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(47)           The operations of the Company, the Operating Partnerships and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company, the Operating Partnerships or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(48)           None of the Company, the Operating Partnerships, any of the Subsidiaries or, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnerships or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor any of the Operating Partnerships will directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(49)           Except as set forth in the Company’s financial statements, each of the Company, the Operating Partnerships and the Subsidiaries do not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

(50)           Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries or any of its affiliates has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Underwriter, and, except as disclosed in the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Underwriter or any of their respective affiliates.

(b)           Statistical and Market-Related Data.  Any statistical and market-related data included in the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(c)           Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company or any Operating Partnership to the Underwriter as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriter; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a price of $6.486 per share (the “Purchase Price”), the Initial Securities. The Underwriter hereby acknowledges that it will resell all of the Initial Securities.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriter to purchase up to 1,425,000 additional Common Shares at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities.  The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Underwriter, and may be the Closing Date (as hereinafter defined), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriter the total number of Option Securities then being purchased, and the Underwriter will purchase the total number of Option Securities then being purchased.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, NY  10166-0091 or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 a.m. (New York City time) on March 31, 2010, unless postponed to such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at 9:00 a.m. at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Option Closing Date as specified in the notice from the Underwriter to the Company.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in the City of New York not later than noon (New York time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3.    Covenants of the Company.  The Company covenants with the Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  Prior to the first to occur of the final Option Closing Date or the expiration of the option set forth in Section 2(b), the Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly notify the Underwriter, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments and 1934 Act Documents.  Prior to the first to occur of the final Option Closing Date or the expiration of the option set forth in Section 2(b), the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time it originally became effective or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.  The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Underwriter notice of its intention to make any such filing from the execution of this Agreement to the Closing Date and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

(c)           Delivery of Registration Statements.  Upon request, the Company will deliver to the Underwriter and counsel for the Underwriter, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of such Registration Statement and each amendment thereto furnished to the Underwriter and counsel for the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered or will deliver to the Underwriter, without charge, as many copies of the Prospectus as the Underwriter reasonably requested and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sales of the Securities (the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If, at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have any such amendment to the Registration Statement declared effective as soon as practicable, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs, prior to the completion of the distribution of the Securities by the Underwriter, an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, or any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)           Permitted Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act, required to be filed with the Commission; provided that the prior written consent of the Underwriter or the Company, as the case may be, shall be deemed to have been given in respect of any Issuer General Use Free Writing Prospectuses listed in Schedule I hereto. Any such free writing prospectus consented to by the Underwriter or the Company and the Underwriter, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g)           Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)           DTCC.  The Company will cooperate with the Underwriter and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust & Clearing Corporation (“DTCC”).

(k)           Listing.  The Company will use its best efforts to effect the listing of the Securities on the NYSE.

(l)           Restriction on Sale of Securities.  During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or convertible for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing; provided, however, that the foregoing restrictions shall not prohibit the Company from filing a shelf registration statement or a prospectus supplement under the 1933 Act relating to an “at the market” offering of its Common Shares after the Closing Date, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon (x) the exercise of an option or warrant or (y) the conversion of a security, in either case outstanding on the date hereof and referred to (by incorporation by reference or otherwise) in the Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Disclosure Package and the Prospectus or (D) any Common Shares issued pursuant to any non-employee director stock plan, direct stock purchase plan or dividend reinvestment plan referred to in the Disclosure Package and the Prospectus, or (E) any limited partner interests in the Operating Partnerships that are issued in exchange for real property or interests therein in the ordinary course of business.  Notwithstanding the foregoing, in the event that either (x) during the last 17 days of the Lock-Up Period, such 45-day period, the Company issues an earnings release or (y) prior to the expiration of such 45-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 45-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of the material news or the occurrence of the material event.

(m)           Reporting Requirements.  The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to, and in accordance with, the 1934 Act and the 1934 Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(n)           Preparation of Prospectus.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Underwriter and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

(o)           REIT Qualification.  The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code for so long as the Company intends to so qualify.

(p)           Company Not an “Investment Company.”  Each of the Company and the Operating Partnerships is familiar with the 1940 Act and the rules and regulations thereunder and will in the future conduct its and each Subsidiary’s affairs in such a manner, and will use its best efforts, to ensure that the Company and each such Operating Partnership and Subsidiary will not be an “investment company” within the meaning of the 1940 Act and the rules and regulations thereunder.

(q)           No Price Stabilization or Manipulation.  The Company will not, and will use its best efforts to cause its officers, trustees and affiliates not to, and the Operating Partnerships will not, prior to the completion of the distribution of the Securities by the Underwriter contemplated by this Agreement, (i) take, directly or indirectly any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person (other than the Underwriter) any compensation for soliciting any order to purchase any other securities of the Company.

SECTION 4.    Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) preparation, issuance and delivery of the Securities to the Underwriter and any charges of DTCC in connection therewith, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and expenses incident thereto and in connection with the preparation of the Blue Sky Survey and any supplement thereto (but not including the fees of counsel for the Underwriter incurred in connection therewith), (v) the preparation, printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vi) all fees and expenses of the transfer agent or registrar for the Securities, (vii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual  liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in Section 1(a).

(b)           Termination of Agreement.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5(o) (other than due to the failure to satisfy any conditions therein due to events set forth in Sections 9(a)(ii), (iv), (v) and (vi)); Section 9(a)(i) or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5.    Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnerships contained herein or in certificates of any officer of the Company or Lex GP-1 Trust (“Lex GP”), as the general partner of the Operating Partnerships, or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           No Stop Orders; Filing of Prospectus.  The Registration Statement has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be), no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriter.  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriter of such timely filing and such number of copies of the Prospectus as the Underwriter shall have reasonably requested.

(b)           No Material Adverse Change.  At the Closing Date (or the applicable Option Closing Date, as the case may be), there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, investment portfolio, business affairs or business prospects of the Company, the Operating Partnerships and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(c)           Opinions of Counsel for Company.  Joseph S. Bonventre, Esq., Executive Vice President and General Counsel of the Company, shall have furnished to the Underwriter, at the request of the Company and the Operating Partnerships, his written opinion, dated the Closing Date, and addressed to the Underwriter, substantially in the form of Exhibit B.  Paul, Hastings, Janofsky & Walker LLP, counsel for the Company and the Operating Partnerships, shall have furnished to the Underwriter, at the request of the Company and the Operating Partnerships, their written opinion, dated the Closing Date, and addressed to the Underwriter, substantially in the form of Exhibit C-1, and their negative assurance letter, dated the Closing Date, and addressed to the Underwriter, substantially in the form of Exhibit C-2.  Venable LLP, Maryland counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriter, substantially in the form of Exhibit D.  Paul, Hastings, Janofsky & Walker LLP, tax counsel for the Company and the Operating Partnerships, shall have furnished to the Underwriter, at the request of the Company and the Operating Partnerships, their written tax opinion, dated the Closing Date, and addressed to the Underwriter, substantially in the form of Exhibit E.

(d)           Opinion of Counsel for Underwriter.  At the Closing Date, the Underwriter shall have received an opinion, dated as of the Closing Date, of Hunton & Williams LLP, counsel for the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package and the Prospectus and such other related matters as the Underwriter may reasonably request.  In giving such opinion, Hunton & Williams LLP may rely without investigation, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Venable LLP  referred to in Section 5(c) above.

(e)           Officers’ Certificate.

(1)           At the Closing Date, the Underwriter shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Company and the Operating Partnerships in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the obligations of the Company and the Operating Partnerships to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) none of the Registration Statement, as of the date it first became effective, as of each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations or as of the Closing Date, or the Disclosure Package, as of the Initial Sale Time, or the Prospectus, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(2)           The Underwriter shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, certifying that estimates contained in certain financial data contained in the Disclosure Package and Prospectus are based on reasonable assumptions based on a review of the Company’s internal accounting records, including assumptions with respect to normal adjustments that have been or are expected to be recorded in connection with preparation of the Company’s financial statements for the corresponding fiscal period, as applicable.

(f)           General Partner’s Certificate.  At the Closing Date, the Underwriter shall have received a certificate signed by the secretary of Lex GP-1 Trust (“Lex GP”), in its capacity as the general partner of each Operating Partnership, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Operating Partnerships in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the obligations of the applicable Operating Partnership to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed.

(g)           Accountants’ Comfort Letters.  At the time of the execution of this Agreement, the Underwriter shall have received from each of KPMG LLP and PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(h)           Bring-down Comfort Letters.  At the Closing Date, the Underwriter shall have received from each of KPMG LLP and PricewaterhouseCoopers LLP a letter, dated as of the Closing Date to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (g) of this Section 5, except that the “specified date” referred to shall be a date not more than one business day prior to the Closing Date.

(i)           Approval of Listing.  At the Closing Date and each Option Closing Date, if any, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)           Lock-up Agreements.  At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by each person listed in Schedule IV hereto.

(k)           No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)           Maintenance of Rating  Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m)           Conditions to Purchase of Option Securities.  In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the Underwriter to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Underwriter shall have received:

(1)           Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, as specified in Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2)           General Partner’s Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the secretary of Lex GP, in its capacity as the general partner of each Operating Partnership, as specified in Section 5(f) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(3)           Opinions of Counsel for the Company and the Operating Partnerships.  The opinions of (i) Joseph S. Bonventre, Esq., (ii) Paul, Hastings, Janofsky & Walker LLP and (iii) Venable LLP, in form and substance satisfactory to counsel for the Underwriter, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(4)           Opinion of Counsel for Underwriter.  The opinion of Hunton & Williams LLP, counsel for the Underwriter, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(5)           Bring-down Comfort Letters.  A letter from each of KPMG LLP and PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriter and dated such Option Closing Date, substantially in the same form and substance as the letters furnished to the Underwriter pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than one business day prior to such Option Closing Date.

(n)           Additional Documents.  At the Closing Date and at each Option Closing Date, counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(o)           Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, Sections 1, 6, 7, 8, 12, 13 and 16 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

(a)           Indemnification of Underwriter .  The Company and each Operating Partnership, jointly and severally, agrees to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(3)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of Company, Directors and Officers.  The Underwriter agrees to indemnify and hold harmless the Company, its trustees, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, which information is described in Section 1(a)(1) hereof.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.    Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnerships, on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnerships, on the one hand and of the Underwriter on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnerships, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds received by the Company from the sale of the Securities pursuant to this Agreement (before deducting expenses) and the total net proceeds received by the Underwriter from the resale of the Securities (after deducting the purchase price paid by the Underwriter to the Company for the Securities), in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnerships, on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnerships or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnerships and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each trustee of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.    Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of  (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, or any person controlling the Underwriter, any officers or trustees of the Company or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.    Termination of Agreement.

(a)           Termination; General.  The Underwriter in its absolute discretion may terminate this Agreement without liability to the Company, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnerships and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 12, 13 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.    Default by the Underwriter.  If the Underwriter shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it is obligated to purchase under this Agreement, the obligation of the Underwriter to purchase and of the Company to sell the Securities shall terminate. No action taken pursuant to this Section 10 shall relieve the Underwriter from liability in respect of its default.

SECTION 11.    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention:  Michael D. Golden, with a copy to Hunton & Williams, LLP, 951 East Byrd Street, Richmond, Virginia 23219, Attention:  Daniel M. LeBey, Esq.  Notices to the Company and the Operating Partnerships shall be directed to them c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY, Attention:  Joseph S. Bonventre, Esq., General Counsel, with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, NY 10022, Attention: Mark Schonberger, Esq.

SECTION 12.    Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Operating Partnerships and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Operating Partnerships and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, and the Operating Partnerships and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.    GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.    Effect of Headings.  The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.    Absence of Fiduciary Relationship. Each of the Company and the Operating Partnerships, severally and not jointly, acknowledge and agree that:

(a)           the Underwriter is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company or any of the Operating Partnerships, on the one hand, and the Underwriter, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Underwriter has advised or is advising the Company or any of the Operating Partnerships on other matters, and the Underwriter does not have any obligation to the Company or any of the Operating Partnerships with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           in connection with each transaction contemplated by this Agreement and the process leading to such transactions, the Underwriter is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or any of the Operating Partnerships or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(d)           the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)           it is aware that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnerships and that the Underwriter does not have any obligation to disclose such interests and transactions to the Company or any of  the Operating Partnerships by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)           it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any shareholders, employees or creditors of the Company or any partners, employees or creditors of any of the Operating Partnerships.

SECTION 16.    Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), each Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.    Time.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If a section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

 [Signature Pages Follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnerships in accordance with its terms.

Very truly yours,

LEXINGTON REALTY TRUST

By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Executive Vice President

LEPERCQ CORPORATE INCOME FUND L.P.

By:	Lex GP-1 Trust, its General Partner

By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Vice President

LEQERCQ CORPORATE INCOME FUND II L.P.

By:	Lex GP-1 Trust, its General Partner

By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Vice President

NET 3 ACQUISITION L.P.

By:	Lex GP-1 Trust, its General Partner

By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Vice President

[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ David Herman
Authorized Signatory
David Herman
Director

[Signature Page to Purchase Agreement]

Schedule I

Issuer General Use Free Writing Prospectuses

None

I-1

Schedule II

Oral Pricing Information

1.	The number of common shares sold in the offering is 9,500,000 common shares.

2.	Lexington Realty Trust granted the underwriter an option to purchase up to an additional 1,425,000 common shares to cover any over-allotments.

3.
Lexington Realty Trust expects that the net proceeds from the sale of 9,500,000 common shares will be approximately $ 61.5 millioin, after deducting Lexington Realty Trust’s estimated offering expenses.  If the underwriter exercises its over-allotment option in full, Lexington Realty Trust expects that the net proceeds will be approximately $70.7 million.  The price per share paid by the underwriter to Lexington Realty Trust for any option shares will be equal to the purchase price per share paid by the underwriter for the 9,500,000 initial shares less the amount per share of any distributions or dividends declared or paid by Lexington Realty Trust on such initial shares.

II-1

Schedule III

Subsidiaries

(Omitted from filing)

III-1

Schedule IV

Trustees and Executive Officers Required to Execute Lock-Up Agreements

Joseph Bonventre
Clifford Broser
Patrick Carroll
Geoffrey Dohrmann
T. Wilson Eglin
Harold First
Richard S. Frary
Carl D. Glickman
James Grosfeld
Kevin W. Lynch
E. Robert Roskind
Richard J. Rouse
Paul R. Wood

IV-1

Exhibit A

Form of Lock-Up Agreement

March 26, 2010

WELLS FARGO SECURITIES, LLC
375 Park Avenue
New York, New York 10152

Re:	Proposed Public Offering by Lexington Realty Trust

Dear Sirs:

The undersigned, a shareholder and an officer and/or trustee of Lexington Realty Trust, Maryland real estate investment trust (the “Company”), understands that Wells Fargo Securities, LLC (“Wells Fargo”), propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company, Lepercq Corporate Income Fund L.P., a Delaware limited partnership, Lepercq Corporate Income II L.P., a Delaware limited partnership, and Net 3 Acquisition L.P., a Delaware limited partnership (collectively, the “Operating Partnerships”) providing for the public offering of shares of beneficial interests classified as common stock, par value $0.0001 per share (the “Common Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or trustee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Wells Fargo that, during a period of 45 days from the date of the Purchase Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Shares, or any securities convertible into or convertible or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

A-1

Exhibit B

Opinion of Joseph S. Bonventre, Esq.,
Executive Vice President and General Counsel of the Company

(Omitted from filing)

B-1

Exhibit C-1

Form of Opinion of Paul, Hastings, Janofsky & Walker LLP,
Counsel to the Company and the Operating Partnerships

(Omitted from filing)

C-1-1

Exhibit C-2

Form of 10b-5 Negative Assurance Letter of Paul, Hastings, Janofsky & Walker LLP

(Omitted from filing)

C-2-1

Exhibit D

Opinion of Venable LLP, Maryland Counsel to the Company

(Omitted from filing)

D-1

Exhibit E

Form of Tax Opinion of Paul, Hastings, Janofsky & Walker LLP,
Counsel to the Company and the Operating Partnerships

(Omitted from filing)

E-1